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                            EXHIBITS 5.1 AND 23.1



                              October 29, 1998


Aegis Communications Group, Inc.
7880 Bent Branch Drive, Suite 150
Irving, Texas  75063

     Re: Registration Statement on Form S-8 for the Aegis Communications Group, Inc. 1998 Stock Option Plan

Ladies and Gentlemen:

     We have acted as counsel to Aegis Communications Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 7,500,000 shares of the Company's common stock, $.01 par value per share (and, in addition, an indeterminate number of additional shares if certain adjustment provisions of the Company's 1998 Stock Option Plan become operative) (the "Shares"), issuable under the Aegis Communications Group, Inc. 1998 Stock Option Plan (the "Option Plan"). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about October 29, 1998 (the "Registration Statement").

     In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

     Based on the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for pursuant to the Option Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,



                                       /s/ HUGHES & LUCE, L.L.P.